Exhibit 99.1

Successful Independent Study of the NanoVibronix UroShield® Device Published in the Australian and New Zealand Continence Journal

UroShield Cited as Effective in Preventing CAUTIs and Blockages, Having a Major Impact on Quality of Life and Reducing Healthcare Resource Costs

ELMSFORD, N.Y., March 14, 2025 (Business Wire) — NanoVibronix, Inc. (NASDAQ: NAOV) (the “Company”), a medical technology company specializing in non-invasive therapeutic devices, today announced that an independent health service study of its UroShield® is published in The Australian and New Zealand Continence Journal.

The study highlights UroShield’s effectiveness in preventing catheter-associated urinary tract infections (CAUTIs) and recommends its adoption for appropriate patients with indwelling urinary catheters (IUCs). Researchers found that patients using UroShield experienced an 86% reduction in UTI incidence; 70% reduction in catheter blockages; 82.8% less bladder irrigations performed and 52.3% less catheter changes. The clinicians reported improved overall catheter comfort and a reduction in the need for catheter-related interventions.

Brian Murphy, CEO of NanoVibronix, Inc., commented, “This study underscores the benefits of UroShield in enhancing patient care by reducing CAUTI incidence and catheter blockages, minimizing catheter complications and improving overall comfort. Notably, researchers found that UroShield required less nursing time, which eased workload demands and resulted in measurable cost savings for the healthcare provider.”

From the article:

“The introduction of the UroShield® device within a New Zealand District Nursing Service significantly improved the lives of patients with indwelling urinary catheters. This Quality Improvement project demonstrated a reduction in catheter-associated urinary tract infections and blockages, leading to fewer interventions and enhanced patient comfort. The project highlighted how UroShield® can reduce healthcare costs and improve the quality of life for patients, suggesting its potential for use in similar healthcare settings.”

“The final cost analysis has shown a significant reduction in resource expenditure due to a combination of less interventions, and less urgent call outs. The UroShield® proved to have a 63.5% reduction in resource cost over the 5 months of the project.”

The complete article is available at https://www.publish.csiro.au/CJ/pdf/CJ24043.

About NanoVibronix, Inc.

NanoVibronix, Inc. (NASDAQ: NAOV) is a medical device company headquartered in Tyler, Texas, with research and development in Nesher, Israel, focused on developing medical devices utilizing its patented low intensity surface acoustic wave (SAW) technology. The proprietary technology allows for the creation of low-frequency ultrasound waves that can be utilized for a variety of medical applications, including for disruption of biofilms and bacterial colonization, as well as for pain relief. The devices can be administered at home without the continuous assistance of medical professionals. The Company’s primary products include PainShield® and UroShield®, which are portable devices suitable for administration at home or in any care setting. Additional information about NanoVibronix is available at: www.nanovibronix.com.

Forward-looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. These forward-looking statements include, but are not limited to: future expectations, plans and prospects for the Company following the consummation of the acquisition and stockholder approval of the conversion of the Series X Preferred Stock. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified; consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with: (i) market acceptance of our existing and new products or lengthy product delays in key markets; (ii) negative or unreliable clinical trial results; (iii) inability to secure regulatory approvals for the sale of our products; (iv) intense competition in the medical device industry from much larger, multinational companies; (v) product liability claims; (vi) product malfunctions; (vii) our limited manufacturing capabilities and reliance on subcontractor assistance; (viii) insufficient or inadequate reimbursements by governmental and/or other third party payers for our products; (ix) our ability to successfully obtain and maintain intellectual property protection covering our products; (x) legislative or regulatory reform impacting the healthcare system in the U.S. or in foreign jurisdictions; (xi) our reliance on single suppliers for certain product components, (xii) the need to raise additional capital to meet our future business requirements and obligations, given the fact that such capital may not be available, or may be costly, dilutive or difficult to obtain; (xiii) our conducting business in foreign jurisdictions exposing us to additional challenges, such as foreign currency exchange rate fluctuations, logistical and communications challenges, the burden and cost of compliance with foreign laws, and political and/or economic instabilities in specific jurisdictions; and (xiv) market and other conditions. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at: http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events, or otherwise, except as required by law.

Contact:

Brett Maas, Managing Principal, Hayden IR, LLC

brett@haydenir.com

(646) 536-7331

SOURCE: NanoVibronix, Inc.